UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 28, 2011

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Pursuant to Section III.F. of ShoreTel, Inc.’s (the “Company”) Corporate Governance Guidelines, a non-employee director who experiences a material change in his/her principal employment or professional position must notify the Company’s Board of Directors and offer his/her resignation. Accordingly, on June 25, 2011, Eric Salzman, a member of the Company’s Board of Directors, informed the Board that effective July 1, 2011 he will experience a material change in his professional position at LAMCO LLC, the management company of the Lehman Brothers bankruptcy estate, and will no longer be involved in the management of the shares of the Company held by such entity. Mr. Salzman offered to resign from the Company’s Board of Directors. On June 28, 2011, the Board of Directors accepted his resignation. The Board also decreased the size of the Board by one seat, to a total of eight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: June 30, 2011	By:	/s/ Ava M. Hahn
Name: Ava M. Hahn
Title: VP & General Counsel